Exhibit 1A-18

31 Unit Affordable Housing Building CENTURY WEST MULTIFAMILY INCOME REIT, LLCKansas Street Development31 Units Affordable Housing Building With a Letter of Intent to partner on the Housing Partnership Program (HPP)

Financial Analysis

KANSAS 100% AFFORDABLE APPARTMENT BUILDING: 4 STORY 31 UNITS TYPE V - A APARTMENT BUILDING WITH 100% UNITS SET-ASIDE FOR AFFORDABLE HOUSING INCLUDING 5 UNITS FOR VERY LOW, 25 UNIT FOR LOW INCOME PER SCHEDULE I & 1 UNIT FOR MANAGER WITH AN ACTIVE FLOOR AREA IN FRONT. UTILIZING LETTER OF INTENT TO PARTNER THROUIGH HPP PROGRAM WITH PATH (A NON-PROFIT SUBSIDARY ORGANIZATION)

PROPERTY INFORMATION & ASSUMPTIONS		
Affordable 1BR Units		30
Market Rate Units (Manager's unit)		1
Section 8 rate of $2,096 Per Month	($	2,096.00)
Manager's, at $2,200 Per Month	($	2,200.00)
Vacany & Collection Loss		3%
REVENUE & SALE ASSUMPTIONS		
Extremely Low 1-Bed unit income:	($	754,560.00)
Manager unit	($	26,400.00)
Potential Gross Income:	**($**	**780,960.00)**
Vacancy	($	(23,428.80)
Effective Gross Income	**($**	**757,531.20)**
Less: Operating Expenses (25%) (Including Real Estate Taxes, Property Insurance, Utilities, Repairs and Maintenance, Management Fees, Payroll & Benefits, Advertising & Marketing, Professional Fees, General & Administrative, Ground Rent Other Expense)	($	(189,382.80)
Net Operating Income	**($**	**568,148.40)**
Projected Sales Price per Unit	($	447,008.97)
Exit Value	**($**	**13,857,278.05)**
Less: Purchase Price	($	(2,600,000.00)
Less: Property Taxes (est. at 1.25% of purcahse price):	($	(32,500.00)
Less: Construction Cost & Developer Fees (17,432.00 Sq.Ft x $279.34/Sf)	($	(4,869,454.88)
REIT Increase in Value of Holdings / Shareholder Value	**($**	**6,355,323.17)**

31 Unit Affordable Housing Building

Square Foot Cost Estimate Report

Date: **12/17/2022**

Estimate Name	**4350 Kansas Apartments**
	4350 S Kansas Ave 90037
Building Type	Apartment, 4-7 Story with E.I.F.S. & Wood Studs
Location	LOS ANGELES, CA
	4.00
Stories Height	11.00
Floor Area (S.F.)	17,432.00
LaborType	OPN
Basement Included	No
Data Release	Year 2023
Cost Per Square Foot	$279.34
Total Building Cost	**$4,869,514.70**

Costs are derived from a building model with basic components. Scope differences and market conditions can cause costs to vary significantly.

** **Area entered is outside the range recommended by RSMeans.**

Assembly Customization Type :
- ⊕ Added
- ◐ Partially Swapped
- ● Fully Swapped

		Quantity	% of Total	Cost Per SF	Cost
A Substructure			**4.4%**	**$10.31**	**$179,672.54**
A1010	**Standard Foundations**			**$6.95**	**$121,188.18**
	● Foundation wall, CIP, 4' wall height, direct chute, .148 CY/LF, 7.2 PLF, 12" thick	638.00		$3.93	**$68,546.72**
	● Strip footing, concrete, reinforced, load 14.8 KLF, soil bearing capacity 6 KSF, 12" deep x 32" wide	638.00		$2.47	**$43,128.80**
	● Spread footings, 3000 PSI concrete, load 200K, soil bearing capacity 6 KSF, 6' - 0" square x 20" deep	8.14		$0.55	**$9,512.66**
A1030	**Slab on Grade**			**$2.38**	**$41,575.32**
	● Slab on grade, 6" thick, non industrial, reinforced	4,358.00		$2.38	**$41,575.32**

RSMeans data from GORDIAN

1

			Quantity	% of Total	Cost Per SF	Cost
A2010		**Basement Excavation**			**$0.97**	**$16,909.04**
	●	Excavate and fill, 100,000 SF, 8' deep, sand, gravel, or common earth, on site storage	4,358.00		$0.97	**$16,909.04**
B Shell				**29.5%**	**$69.81**	**$1,216,999.24**
B1010		**Floor Construction**			**$21.67**	**$377,719.10**
	●	Wood beam and joist floor, 12"x16" girder, 8"x16" beam, 2x10 joists @ 16", 20'x20' bay, 75 PSF LL, 102 PSF total load	13,074.00		$20.24	**$352,736.52**
	●	Fireproofing, gypsum board, fire rated, 1 layer, 1/2" thick, 8" steel column, 2 hour rating, 8 PLF	692.23		$1.43	**$24,982.58**
B1020		**Roof Construction**			**$2.30**	**$40,050.02**
	●	Wood roof, flat rafter, 2" x 12", 12" O.C.	4,358.00		$2.30	**$40,050.02**
B2010		**Exterior Walls**			**$13.10**	**$228,393.79**
	●	Cement stucco, 7/8" thick, plywood sheathing, 1x8 fascia, R30 insulation, stud wall, 2" x 6", 16" OC	11,228.80		$13.10	**$228,393.79**
B2020		**Exterior Windows**			**$18.76**	**$327,036.93**
		Windows, aluminum, sliding, standard glass, 5' x 3'	187.15		$18.76	**$327,036.93**
B2030		**Exterior Doors**			**$6.48**	**$112,951.68**
	●	Door, birch, solid core, single door, hinged, 3'-0" x 7'-0" opening	12.00		$2.67	**$46,524.00**
	●	Door, steel 18 gauge, hollow metal, 2 doors with frame, "A" label, 8'-0" x 8'-0" opening	6.00		$3.81	**$66,427.68**
B3010		**Roof Coverings**			**$7.51**	**$130,847.72**
	●	Roofing, single ply membrane, mb, app modified,granule surf cap sheet,torched,180 mils	4,358.00		$0.64	**$11,243.64**
		Insulation, rigid, roof deck, extruded polystyrene, 40 PSI compressive strength, 4" thick, R20	4,358.00		$1.60	**$27,943.89**
		Roof edges, aluminum, duranodic, .050" thick, 6" face	319.00		$0.71	**$12,463.51**
		Flashing, aluminum, no backing sides, .019"	319.00		$0.22	**$3,871.53**
	●	Gutters, half round, stainless steel, 28 ga thick, 5", mill finish	957.00		$0.67	**$11,742.39**
	⊕	Downspout, stainless steel tubing, Sch 5, rectangular, 3" x 4", mill finish, X.H. thick	319.00		$3.44	**$59,879.49**
		Gravel stop, aluminum, extruded, 4", mill finish, .050" thick	319.00		$0.21	**$3,703.27**
C Interiors				**27.0%**	**$63.78**	**$1,111,785.55**
C1010		**Partitions**			**$16.12**	**$281,068.61**
	●	Wood partition, 5/8"fire rated gypsum board face, 5/8"fire rated gypsum board base, 2 rows-2x4 framing, same opposite face, 2" fiberglas insulation	15,495.11		$12.04	**$209,803.80**
		1/2" fire rated gypsum board, taped & finished, painted on metal furring	11,228.80		$4.09	**$71,264.81**

RSMeans data from GORDIAN

2

		Quantity	% of Total	Cost Per SF	Cost
C1020	**Interior Doors**			**$7.75**	**$135,177.01**
	● Door, single leaf, wood frame, 3'-0" x 7'-0" x 1-3/8", hollow core, louvered pine	125.41		$7.75	**$135,177.01**
C1030	**Fittings**			**$20.29**	**$353,657.75**
	● Cabinets, residential, base, hardwood, 1 top drawer & 1 door below x 24" W	266.71		$9.52	**$165,957.63**
	● Cabinets, residential, wall, two doors x 48" wide	133.35		$7.70	**$134,261.81**
	● Cabinets, residential, counter top-laminated plastic, stock, economy	1,167.54		$3.07	**$53,438.31**
C2010	**Stair Construction**			**$3.31**	**$57,684.98**
	● Stairs, wood, prefab box type, oak treads, wood rails 3'-6" wide, 14 risers	13.95		$3.31	**$57,684.98**
C3010	**Wall Finishes**			**$5.11**	**$89,003.92**
	● Painting, interior on plaster and drywall, walls & ceilings, roller work, primer & 2 coats	58,881.42		$3.45	**$60,059.05**
	● Ceramic tile, thin set, 4-1/4" x 4-1/4"	3,099.02		$1.66	**$28,944.87**
C3020	**Floor Finishes**			**$5.46**	**$95,138.13**
	Carpet tile, nylon, fusion bonded, 18" x 18" or 24" x 24", 24 oz	9,238.96		$2.68	**$46,726.04**
	Carpet tile, nylon, fusion bonded, 18" x 18" or 24" x 24", 35 oz	4,358.00		$1.45	**$25,269.34**
	Vinyl, composition tile, maximum	2,091.84		$0.32	**$5,646.53**
	Tile, ceramic natural clay	1,743.20		$1.00	**$17,496.22**
C3030	**Ceiling Finishes**			**$5.74**	**$100,055.15**
	Gypsum board ceilings, 1/2" fire rated gypsum board, painted and textured finish, 7/8"resilient channel furring, 24" OC support	17,432.00		$5.74	**$100,055.15**
D Services			**37.4%**	**$88.54**	**$1,543,342.66**
D1010	**Elevators and Lifts**			**$9.26**	**$161,378.48**
	Traction, geared passenger, 3500 lb, 6 floors, 10' story height, 2 car group, 200 FPM	0.58		$9.26	**$161,378.48**
D2010	**Plumbing Fixtures**			**$15.82**	**$275,792.31**
	● Kitchen sink w/trim, countertop, PE on CI, 24" x 21", single bowl	31.00		$4.57	**$79,727.04**
	Laundry sink w/trim, PE on CI, black iron frame, 24" x 20", single compt	1.74		$0.24	**$4,144.23**
	Service sink w/trim, PE on CI, corner floor, 28" x 28", w/rim guard	1.74		$0.57	**$9,883.46**
	● Bathroom, three fixture, 1 wall plumbing, lavatory, water closet & bathtub share common plumbing wall *	31.00		$10.44	**$182,037.58**
D2020	**Domestic Water Distribution**			**$7.73**	**$134,828.30**

RSMeans data from GORDIAN

3

		Quantity	% of Total	Cost Per SF	Cost
	● Gas fired water heater, residential, 100< F rise, 50 gal tank, 63 GPH	31.00		$7.73	**$134,828.30**
D2040	**Rain Water Drainage**			**$0.37**	**$6,528.17**
	Roof drain, DWV PVC, 4" diam, diam, 10' high	1.45		$0.17	**$2,893.54**
	Roof drain, DWV PVC, 4" diam, for each additional foot add	72.63		$0.21	**$3,634.63**
D3030	**Cooling Generating Systems**			**$10.25**	**$178,674.51**
	Packaged chiller, air cooled, with fan coil unit, medical centers, 40,000 SF, 93.33 ton	17,432.00		$10.25	**$178,674.51**
D4010	**Sprinklers**			**$4.09**	**$71,262.80**
	Wet pipe sprinkler systems, steel, light hazard, 1 floor, 10,000 SF	2,789.12		$0.79	**$13,787.15**
	Wet pipe sprinkler systems, steel, light hazard, each additional floor, 10,000 SF	14,642.88		$3.30	**$57,475.65**
D4020	**Standpipes**			**$4.84**	**$84,457.35**
	Wet standpipe risers, class III, steel, black, sch 40, 6" diam pipe, 1 floor	1.00		$1.35	**$23,528.85**
	Wet standpipe risers, class III, steel, black, sch 40, 6" diam pipe, additional floors	5.00		$1.83	**$31,827.75**
	Fire pump, electric, with controller, 4" pump, 30 HP, 500 GPM	1.00		$1.67	**$29,100.75**
D5010	**Electrical Service/Distribution**			**$16.51**	**$287,756.58**
	Underground service installation, includes excavation, backfill, and compaction, 100' length, 4' depth, 3 phase, 4 wire, 277/480 volts, 2000 A	1.00		$6.89	**$120,107.50**
	Feeder installation 600 V, including RGS conduit and XHHW wire, 2000 A	150.00		$7.17	**$125,021.25**
	Switchgear installation, incl switchboard, panels & circuit breaker, 120/208 V, 3 phase, 2000 A	0.90		$2.45	**$42,627.83**
D5020	**Lighting and Branch Wiring**			**$17.64**	**$307,530.44**
	Receptacles incl plate, box, conduit, wire, 10 per 1000 SF, 1.2 watts per SF	17,432.00		$4.14	**$72,157.15**
	● Wall switches, 5.0 per 1000 SF	17,432.00		$1.72	**$29,983.04**
	Miscellaneous power, 2 watts	17,432.00		$0.76	**$13,255.29**
	● Central air conditioning power, 10 watts	17,432.00		$1.94	**$33,818.08**
	Motor installation, three phase, 200 V, 15 HP motor size	2.00		$0.49	**$8,576.00**
	● Fluorescent fixtures recess mounted in ceiling, 1.6 watt per SF, 40 FC, 10 fixtures @32watt per 1000 SF	17,432.00		$8.59	**$149,740.88**
D5030	**Communications and Security**			**$2.02**	**$35,133.72**
	Communication and alarm systems, fire detection, addressable, 50 detectors, includes outlets, boxes, conduit and wire	0.39		$1.17	**$20,342.47**

RSMeans data from GORDIAN

4

		Quantity	% of Total	Cost Per SF	Cost
	Fire alarm command center, addressable with voice, excl. wire & conduit	1.00		$0.85	**$14,791.25**
	Internet wiring, 2 data/voice outlets per 1000 S.F.	1.00		$0.00	**$0.00**
E Equipment & Furnishin			**1.7%**	**$4.05**	**$70,540.50**
E1090	**Other Equipment**			**$4.05**	**$70,540.50**
	● Architectural equipment, appliances, range, 30" free standing, 1 oven, gas, average	31.00		$2.58	**$45,026.26**
	● Architectural equipment, appliances, dish washer, built-in, 2 cycles, economy	31.00		$1.46	**$25,514.24**
F Special Construction			**0.0%**	**$0.00**	**$0.00**
G Building Sitework			**0.0%**	**$0.00**	**$0.00**
Sub Total			**100%**	**$236.48**	**$4,122,340.49**
Contractor's Overhead & Profit			**5.0%**	**$11.82**	**$206,117.02**
Architectural Fees			**0.0%**	**$0.00**	**$0.00**
Developer Fees (Permits, Project Management, Insurance, Inspection, Security, Survey, Temp Power, Toilet, Fence, Utility Metering, Trash & Hauling, Cleaning)			**12.5%**	**$31.04**	**$541,057.19**
Total Building Cost				**$279.34**	**$4,869,514.70**

RSMeans data from GORDIAN

5